Republic of Mauritius

# CERTIFICATE OF INCORPORATION

**(Section 24 of the Companies Act)**

**Company** **222033**

**GBC**

*This is to certify that*

**Prime Intermarket Group Eurasia**

*is on and from the 27th day of May 2025*
*incorporated as a Private Company limited by shares.*

*Issued on the above date by the Corporate and Business Registration Department at Port Louis, Mauritius*

REGISTRAR OF COMPANIES
MAURITIUS